UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2008

EP MedSystems, Inc.

(Exact name of Registrant as Specified in its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

0-28260	22-3212190
(Commission File Number)	(IRS Employer Identification No.)

575 Route 73 North, Bldg. D

West Berlin, New Jersey 08091

(Address of Principal Executive Offices and Zip Code)

(856) 753-8533

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 28, 2008, EP MedSystems, Inc. (the “Company”), and its wholly-owned subsidiary, ProCath Corporation, a New Jersey corporation (“ProCath”), entered into a Revolving/Term Loan Agreement (the “Loan Agreement”) with Keltic Financial Partners, LP, an asset based lender (“Keltic”). The Loan Agreement is being filed as Exhibit 10.1 to this Current Report on Form 8-K. The material terms of the Loan Agreement are set forth in Item 2.03 below, which is incorporated herein by reference.

In connection with the Loan Agreement, the Company issued Keltic a warrant to purchase 25,000 shares of the Company’s Common Stock at $2.50 per share exercisable for a five year period (the “Warrant”). The Warrant contains certain piggyback registration rights. The preceding description of the Warrant is qualified in its entirety by the Warrant being filed as Exhibit 10.2 to this Current Report on Form 8-K.

The Company used proceeds from the facility to pay off its $2.0 million convertible debt which matured on February 28, 2008.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 28, 2008, the Company and ProCath (together, the “Borrowers”) entered into the Loan Agreement with Keltic, pursuant to which the Borrowers may borrow (i) an aggregate amount of $1,500,000 under a revolving loan (the “Revolving Loan”), and (ii) $1,500,000 under a term loan (the “Term Loan”).

The outstanding principal amount of the Revolving Loan bears interest at the applicable Revolving Loan Interest Rate. The Revolving Loan Interest Rate means the per annum rate equal to the greater of: (a) the prime rate published in The Wall Street Journal from time to time plus 175 basis points (1.75%) or (b) eight percent (8.00%). Interest on the Revolving Loan is payable by the Borrowers monthly in arrears on the first day of each month, commencing on April 1, 2008, on the average daily unpaid principal amount of the Revolving Loan. On and after the occurrence of an Event of Default (as defined in the Loan Agreement), interest on the Revolving Loan may accrue at a rate which is three and one-half percent (3.5%) per annum above the Revolving Loan Interest Rate and will be payable upon demand from Keltic. The maturity date of the Revolving Loan is February 28, 2011.

The outstanding principal amount of the Term Loan bears interest at the applicable Term Loan Interest Rate. The Term Loan Interest Rate means the per annum rate equal to the greater of: (a) the prime rate published in The Wall Street Journal from time to time plus 200 basis points (2.00%) or (b) eight and one-quarter percent (8.25%). The Borrowers will repay the principal amount of the Term Loan in sixty (60) consecutive equal monthly installments, each in the amount of $25,000, commencing April 1, 2008, and payable on the first day of each month thereafter through and including February 28, 2011, at which time all other sums payable under the Term Loan are also due and owing, unless the term of the Revolving Loan is extended beyond February 28, 2011, in which case the Borrowers will continue to repay the Term Loan in consecutive equal monthly installments through and including March 1, 2013, at which time all other sums payable under the Term Loan shall be due and owing. In addition, all principal, interest and all other amounts due under the Term Loan may be accelerated at the sole option of Keltic in the event that the Revolving Loan is terminated (whether by Lender or by Borrowers). Interest on the Term Loan is payable by the Borrowers monthly in arrears on the first day of each month, commencing on April 1, 2008, on the outstanding unpaid principal amount of the Term Loan. On and after the occurrence of an Event of Default (as defined in the Loan Agreement), interest on the Term Loan may accrue at a rate which is three and one-half percent (3.5%) per annum above the Term Loan Interest Rate and will be payable upon demand from Keltic.

The Borrowers may not prepay the Revolving Loan, except as otherwise contemplated by the Loan Agreement. The Revolving Loan and the Term Loan are secured by a first lien on all assets of the Company and certain real property owned by ProCath. In connection with the transactions contemplated under the Loan Agreement, the Borrowers executed a Revolving Note (the “Revolving Note”), a Term Note (the “Term Note”) and a General Security Agreement (the “General Security Agreement”). In addition, each Borrower executed a Patent Security Agreement (together, the “Patent Security Agreements”) and the Company executed a Trademark and Tradename Security Agreement (the “Trademark Security Agreement”) and a Copyright Security Agreement (the “Copyright Security Agreement”) in favor of Keltic. The Revolving Note, Term Note, General Security Agreement, Patent Security Agreements, Trademark Security Agreement and Copyright Security Agreement (together with the Loan Agreement and the Mortgage (as defined below), the “Loan Documents”) are being filed as Exhibits 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9, respectively, to this Current Report on Form 8-K.

In connection with the transactions contemplated under the Loan Agreement, ProCath also executed a Mortgage and Security Agreement (the “Mortgage”) in favor of Keltic for certain property located in the Township of West Berlin, New Jersey. The Mortgage contained a written consent by the Company to all terms and conditions of the Mortgage and a subordination of its rights to occupy the mortgaged premises. The preceding description of the Mortgage is qualified in its entirety by the Mortgage, which is being filed as Exhibit 10.10 to this Current Report on Form 8-K.

Pursuant to the Loan Agreement, upon any Event of Default (as defined in the Loan Agreement), Keltic may terminate the Loan Agreement without prior notice or demand to either Borrower and may demand payment in full of all amounts outstanding under the Loan Agreement. Each Loan Document contains Events of Default which are defined in such Loan Document. Events of Default under any Loan Document will constitute an Event of Default under each other Loan Document.

The preceding description of the Loan Agreement is qualified by its entirety by the Loan Agreement filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibits

Exhibit Number	Description
10.1	Revolving/Term Loan Agreement between EP MedSystems, Inc., ProCath Corporation and Keltic Financial Partners, LP dated as of February 28, 2008

10.2	Common Stock Purchase Warrant No. 1-2008 issued February 28, 2008

10.3	Revolving Note of EP MedSystems, Inc. and ProCath Corporation dated as of February 28, 2008

10.4	Term Note of EP MedSystems, Inc. and ProCath Corporation dated as of February 28, 2008

10.5	General Security Agreement made by and from EP MedSystems, Inc. and ProCath Corporation in favor of Keltic Financial Partners, LP dated as of February 28, 2008

10.6	Patent Security Agreement made by EP MedSystems, Inc. in favor of Keltic Financial Partners, LP dated as of February 28, 2008

10.7	Patent Security Agreement made by ProCath Corporation in favor of Keltic Financial Partners, LP dated as of February 28, 2008

10.8	Trademark and Tradename Security Agreement made by EP MedSystems, Inc. in favor of Keltic Financial Partners, LP dated as of February 28, 2008

10.9	Copyright Security Agreement made by EP MedSystems, Inc. in favor of Keltic Financial Partners, LP dated as of February 28, 2008

10.10	Mortgage and Security Agreement on Property in Berlin, Camden County, New Jersey given by ProCath Corporation and Subordination of Lease and Consent to All Terms and Conditions of Mortgage given by EP MedSystems, Inc. dated as of February 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EP MedSystems, Inc.

Date: March 5, 2008	By:	/s/ James J. Caruso
	Name:	James J. Caruso
	Title:	Vice President and Chief Financial Officer